UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2026

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Introduction

As more fully described below, on August 3, 2026, Blue Bird Corporation, a Delaware corporation (“Parent”), by and through its wholly-owned subsidiary Blue Bird Body Company, a Georgia Corporation (“BBBC”)(collectively “Blue Bird”), entered into an agreement to acquire certain assets of Detroit Chassis LLC, a Michigan limited liability company, and the longtime manufacturer of Ford Motor Company’s (“Ford”) F-53 (Class A motorhome) and F-59 commercial (step-van, delivery, and logistics market) stripped chassis for Ford’s “F5X” commercial vehicle business.

Also on August 3, 2026, effective July 31, 2026, BBBC entered into a Master Collaboration Agreement with Ford, pursuant to which Blue Bird will assume responsibility from Ford for the design and manufacture of the next generation F-53 and F-59 chassis, which will be paired with Ford’s powertrain solutions. The parties expect this collaboration to support continued evolution of the commercial stripped chassis vehicle market and offerings, and ensure a seamless transition for fleets, dealers, and Ford customers.

Blue Bird believes that the F-53 and F-59 chassis market represents a significant long-term growth opportunity for Blue Bird.

The Asset Purchase Agreement

On August 3, 2026, Blue Bird entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Detroit Chassis, LLC, a Michigan limited liability company (the “Seller,” “Detroit Chassis Plant,” or “DCP”), and Spectra LMP, LLC, a Michigan limited liability company (the “Member” and referred to together with the Seller as the “Seller Parties,” and individually as a “Seller Party”).

Pursuant to the Purchase Agreement, Blue Bird will acquire certain of the Seller’s assets, including but not limited to, equipment, tooling, inventory, rights to leased real property, intellectual property, certain contracts and rights related thereto, permits, and goodwill and going concern value (“Acquired Assets”). Blue Bird will assume only the assets related to the F-53/F-59 vehicle production and liabilities associated with the acquired contracts (“Assumed Liabilities”).

The purchase price (“Purchase Price”) to be paid to the Seller will be $7,000,000 plus the assumption of the Assumed Liabilities. Blue Bird owes $700,000 of the Purchase Price to the Seller upon execution of the Purchase Agreement. At the closing of the transaction (the “Closing”), Blue Bird will pay the balance of $6,300,000 to the Seller minus the amount of any indebtedness of the Seller secured by any lien on the Acquired Assets.

The Closing is anticipated to occur in the first calendar quarter of 2027, expected approximately thirty (30) days after the date that Ford ceases production of the F-53/F-59 commercial stripped chassis. DCP will continue to manufacture chassis under its agreement with Ford through the end of production. DCP’s workforce is under a collective bargaining agreement (“CBA”) with United Auto Workers Local 155 (“UAW”).

As part of its manufacturing assessment for the next-generation F-53/F-59 stripped chassis, Blue Bird intends to prioritize the existing Detroit Chassis (DCP) facility in the City of Detroit as the primary path under evaluation, while collaborating with the UAW to leverage the experience of the existing workforce.

The parties made customary representations, warranties, and covenants in the Purchase Agreement, including, but not limited to, the agreement of the parties to indemnify each other for certain breaches of representations and covenants, as well as other pre-closing matters.

The Seller Parties have also agreed to certain non-competition and non-solicitation restricted periods following the Closing, subject to certain continued access and cooperation agreements between the Parties.

The representations and warranties that the parties made to each other in the Purchase Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Purchase Agreement, the Purchase Agreement is not intended to be a source of factual, business, or operational information about any of the parties thereto. The representations and warranties contained in the Purchase Agreement were made only for purposes of such Purchase Agreement, are solely for the benefit of the parties to such Purchase Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties.

The representations and warranties in the Purchase Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Parent’s public disclosures.

Parent has filed the Purchase Agreement as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement. The Purchase Agreement is filed to provide investors with information regarding the respective terms of the agreement and is not intended to provide any other factual information about Parent, Blue Bird, the Seller Parties or the Seller’s business.

The Master Collaboration Agreement with Ford

On August 3, 2026, effective July 31, 2026, BBBC entered into a Master Collaboration Agreement (“MCA”) with Ford, that is intended to further expand and strengthen the long-standing collaboration between the parties, and which will result in BBBC taking over the F-53/F-59 stripped chassis business from Ford. New production is anticipated to begin in the first half of calendar year 2028. The new platform is expected to build on the strong legacy of the F-53/F-59 stripped chassis products while introducing a next-generation solution to address evolving customer requirements and regulatory standards.

While no assurances can be given that the following can be achieved, management of BBBC believes that the growth opportunity in this market represents the potential to achieve annual volume of approximately 10,000 units with potential annual revenue generation of $600 million or more.

Pursuant to the MCA, Ford will supply BBBC with its proprietary powertrains and provide limited transition support services. BBBC will strive to utilize Ford’s powertrain technology, existing customer relationships, and transition support to capture profitable market share in this chassis segment. The parties will also enter into a powertrain supply agreement governing the specific terms related to the sale and purchase of the powertrains.

The primary objectives under the MCA are: (i) the development by BBBC of a next generation replacement portfolio of stripped chassis products for the motorhome/recreational vehicle and commercial step-van, delivery, and logistics markets, and (ii) to ensure continuity of supply for Ford’s long-standing customer base, and preserve and expand the customer base. The parties will conduct collaborative initial concentrated reviews of the feasibility and viability of the objectives under the MCA. Upfront investment and manufacturing costs will be borne by BBBC, with cooperative efforts by Ford. The target launch date for the replacement prototypes is January 1, 2028, or as mutually agreed between BBBC and Ford.

All tooling and equipment related to the F-5X products owned by Ford will be sold and transferred to BBBC, with closing to be within thirty (30) days after the date that Ford ceases production of the F-53/F-59 commercial chassis. Ford has also agreed to a multi-year exclusivity period in favor of BBBC with respect to sales of its powertrain to non-Ford affiliated third party competitors in this market. Ford will also support the transition of its existing customer base to BBBC.

Parent has filed the MCA as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The description of the MCA set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the MCA. The MCA is filed to provide investors with information regarding the respective terms of the agreement and is not intended to provide any other factual information about Parent, BBBC, Ford, or the respective Parties’ businesses.

Item 7.01    Regulation FD Disclosure.

On August 5, 2026, Parent issued a press release announcing the entry into the Asset Purchase Agreement with Detroit Chassis, LLC and the Master Collaboration Agreement with Ford. A copy of the press release is included with this report as Exhibit 99.1, including the presentation referenced therein, which is included with this report as Exhibit 99.2.

The information included in this report under the heading “Item 7.01 Regulation FD Disclosure” (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1
Asset Purchase Agreement dated August 3, 2026, by and among Blue Bird Body Company (“BBBC”), Detroit Chassis, LLC, and Spectra LMP, LLC (the schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to include supplemental copies of any of the omitted exhibit or schedules upon request by the SEC).

10.1
Master Collaboration Agreement dated as of July 31, 2026, between Ford Motor Company and Blue Bird Body Company. Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

99.1	Press Release of Blue Bird Corporation dated August 5, 2026.

99.2	Presentation dated August 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: August 5, 2026